Exhibit 99.1

Press Release

Investor Contact:
Ankit Hira
Solebury Trout for Bentley Systems
ir@bentley.com
1-610-458-2777

Media Contact:
Carey Mann
carey.mann@bentley.com
1-610-458-3170

Bentley Systems Announces BSY Stock Repurchase Program

EXTON, Pa. – May 11, 2022 – Bentley Systems, Incorporated (Nasdaq: BSY) (“Bentley Systems” or the “Company”), the infrastructure engineering software company, today announced its Board of Directors approved the BSY Stock Repurchase Program authorizing the Company to repurchase up to $200 million of BSY Class B common stock through June 30, 2024.
The Company traditionally repurchased BSY shares “de facto” by issuing its equity grants, and especially Deferred Compensation Plan distributions, on a net basis, holding back shares in consideration of remitting withholding taxes on behalf of recipients. This practice resulted in cash outlays for such de facto share repurchases of $120.5 million in 2021, and of $35.1 million in 22Q1. During 22Q2, the Company began to exercise its right to require that equity awardees instead receive gross quantities of BSY shares and promptly reimburse to the Company the cash required for their tax withholding amounts.
Greg Bentley, CEO, said, “In contrast to our practice to date of de facto repurchases, the BSY Stock Repurchase Program enables us to consider market conditions in flexibly re-prioritizing the application of our robust cash generation, including savings from the switch to gross equity distributions, as between programmatic acquisitions, de-levering, and/or open-market stock repurchases to offset ongoing dilution from equity compensation. We will purchase shares opportunistically to enhance stockholder value.”

The shares proposed to be acquired in the BSY Stock Repurchase Program may be repurchased from time to time in open market transactions, through privately negotiated transactions, or by other means in accordance with federal securities laws. The Company intends to fund repurchases from available working capital and cash provided by operating activities. The timing, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including management’s assessment of the intrinsic value of the Company’s shares, the market price of the Company’s Class B common stock, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, and applicable legal requirements. The exact number of shares to be repurchased by the Company is not guaranteed, and the program may be suspended, modified, or discontinued at any time without prior notice.
Forward-Looking Statements
This press release includes forward-looking statements regarding the future results of operations and financial position, business strategy, and plans and objectives for future operations of Bentley Systems, Incorporated (the “Company,” “we,” “us,” and words of similar import). All such statements contained in this press release, other than statements of historical facts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, projections, and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release including: current and potential future impacts of the COVID‑19 pandemic on the global economy and our business, and consolidated financial statements; adverse changes in global economic and/or political conditions; the impact of current and future sanctions, embargoes and other similar laws at the state and/or federal level that impose restrictions on our counterparties or upon our ability to operate our business within the subject jurisdictions; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; failure to retain personnel necessary for the operation of our business or those that we acquire; changes in the industries in which our accounts operate; the competitive environment in which we operate; the quality of our products; our ability to develop and market new products to address our accounts’ rapidly changing technological needs; changes in capital markets and our ability to access financing on terms satisfactory to us or at all; and our ability to integrate acquired businesses successfully.
Further information on potential factors that could affect the financial results of the Company are included in the Company’s Form 10‑K and subsequent Forms 10‑Q, which are on file with the United States Securities and Exchange Commission. The Company disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
About Bentley Systems
Bentley Systems (Nasdaq: BSY) is the infrastructure engineering software company. We provide innovative software to advance the world’s infrastructure – sustaining both the global economy and environment. Our industry-leading software solutions are used by professionals, and organizations of every size, for the design, construction, and operations of roads and bridges, rail and transit, water and wastewater, public works and utilities, buildings and campuses, mining, and industrial facilities. Our offerings include MicroStation-based applications for modeling and simulation, ProjectWise for project delivery, AssetWise for asset and network performance, Seequent’s leading geoprofessional software portfolio, and the iTwin platform for infrastructure digital twins. Bentley Systems employs more than 4,500 colleagues and generates annual revenues of approximately $1 billion in 186 countries. www.bentley.com
© 2022 Bentley Systems, Incorporated. Bentley, the Bentley logo, AssetWise, iTwin, MicroStation, ProjectWise, and Seequent are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries.